Exhibit 99.1

THIS ANNOUNCEMENT IS FOR INFORMATION PURPOSES ONLY AND IS NOT AN OFFER OF SECURITIES IN ANY JURISDICTION. INVESTORS SHOULD NOT MAKE ANY DECISION IN RELATION TO THE TRANSACTION EXCEPT ON THE BASIS OF THE INFORMATION DOCUMENT.

CRH plc

(the “Company”)

NOTICE OF PROPOSED ADMISSION TO TRADING OF THE COMPANY’S 5% PREFERENCE SHARES ON EURONEXT GROWTH DUBLIN AND PUBLICATION OF INFORMATION DOCUMENT

21 February 2024

Further to its announcement on 24 January 2024, the Company has today published an information document (the “Information Document”) in connection with the proposed admission to trading of the Company’s 5% Cumulative Preference Shares of €1.27 each (ISIN: IE0001827264) (the “5% Preference Shares”) on Euronext Growth Dublin, a market operated by Euronext Dublin. It is expected that such admission will become effective at 08.00 hrs GMT on 23 February 2024.

Copies of the Information Document will shortly be available on the Company’s website at www.crh.com. The Information Document does not constitute a prospectus or prospectus equivalent document, nor a comprehensive update of information relating to the Company or the CRH Group.

Following admission to trading on Euronext Growth Dublin, the 5% Preference Shares will continue to trade under the symbol “DD8A” and the ISIN will remain as IE0001827264.

Enquiries

Contact

Neil Colgan

Company Secretary

Tel: +3531 6344340

This announcement is not an offer of securities for sale in any jurisdiction. This announcement is not a prospectus (or prospectus equivalent document) or an advertisement. Investors should not subscribe for or purchase any Preference Shares based on this announcement or the Information Document. Neither this announcement nor any part of it shall form the basis of or be relied on in connection with or act as an inducement to enter into any contract or commitment whatsoever. No reliance may be placed for any purpose on the information contained in this announcement or its accuracy or completeness. The material set forth herein is for information purposes only and should not be construed as an offer of securities for sale in any jurisdiction.